UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

Bakken Resources, Inc.

(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601

(Address of principal executive offices)  (Zip Code)

(406) 442-9444

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

   Other Events

On April 15, 2011, Bakken Resources, Inc. (the “Company”) confirmed through a review of the North Dakota Industrial Commission’s website that the well operator, Continental Resources, Inc., has completed and is currently producing oil and gas from the Missoula #1-21H well, located in SE1/4 of the SE1/4, Section 21, Township 152 North, Range 100 West (file number 19578), located in the Rough Rider District, McKenzie County, North Dakota (the “Missoula 1-21H Well”).  This daily activity report was issued by the North Dakota Industrial Commission (the “Commission”) to the public pursuant to a daily report (No. 15835).  The Commission’s activity report relates to posted activity on April 13, 2011.  A copy of the full Commission daily report is currently found on the following website: https://www.dmr.nd.gov/oilgas/daily/2011/dr041311.pdf.

The Company owns 155.43 net acres on the 1,280 acre spacing unit upon which the Missoula 1-21H Well was drilled.  The Company owns an undivided 50% of the gross royalty on the lease and the royalty lease rate is 17%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bakken Resources, Inc.

By:	/s/ Val Holms
Name: Val M. Holms
Title: President & CEO
Dated: April 20, 2011